                                  AGREEMENT FOR
                         PURCHASE OF RAILROAD ASSETS OF
                      DELAWARE VALLEY RAILWAY COMPANY, INC.

                                       BY
                       DELAWARE TRANSPORTATION GROUP, INC.

                                TABLE OF CONTENTS

         1.       DESCRIPTION OF BUSINESS SOLD....................................................................1
         2.       CONSIDERATION FOR THE SALE......................................................................5
         3.       DUE DILIGENCE...................................................................................7
         4.       SURFACE TRANSPORTATION BOARD APPROVAL...........................................................7
         5.       REPRESENTATIONS AND WARRANTIES..................................................................8
         6.       LIABILITY AND INDEMNITY........................................................................12
         7.       OBLIGATIONS ARE CONTINUING.....................................................................16
         8.       INSPECTION AND CONDITION OF RAIL LINE..........................................................16
         9.       LIENS AND ENCUMBRANCES.........................................................................17
         10.      FUNDING DATE...................................................................................18
         11.      PRORATION AND EXPENSES.........................................................................19
         12.      TRANSFER OF OPERATIONS.........................................................................19
         13.      ASSIGNMENT OF FREIGHT TRANSPORTATION CONTRACTS.................................................20
         14.      APPLICABLE LAW.................................................................................20
         15.      NOTICES........................................................................................20
         16.      CONFIDENTIALITY................................................................................21
         17.      ENTIRE AGREEMENT; INTEGRATION OF AGREEMENT.....................................................21
         18.      APPROVAL BY SELLER'S BOARD.....................................................................22
         19.      ATTORNEYS' FEES AND COSTS......................................................................22
         20.      CAPTIONS.......................................................................................22
         21.      SUCCESSORS.....................................................................................22
         22.      CONSTRUCTION...................................................................................22
         23.      COUNTERPARTS...................................................................................23
         24.      TRANSITIONAL EMPLOYEES.........................................................................23
         25.      DEFAULT........................................................................................23
         26.      CROSS-DEFAULT..................................................................................23
         27.      DISPUTE RESOLUTION.............................................................................24

Exhibit A         Quitclaim Deed
Exhibit B         Bill of Sale
Exhibit C         Tangible Personal Property
Exhibit D         Agreements to be Assigned to Buyer in Whole or in Part


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                                  AGREEMENT FOR
                         PURCHASE OF RAILROAD ASSETS OF
                      DELAWARE VALLEY RAILWAY COMPANY, INC.

                                       BY
                       DELAWARE TRANSPORTATION GROUP, INC.

         This Agreement is effective as of the 30th day of September, 1997 (the "Effective Date"), between DELAWARE VALLEY RAILWAY COMPANY, INC., a Delaware corporation (hereinafter referenced as "Seller") , and DELAWARE TRANSPORTATION GROUP, INC., a Delaware corporation (hereinafter referenced as "Buyer").

         WHEREAS, Seller desires to sell and convey to Buyer, on the terms and conditions set forth in this Agreement, Seller's ownership interest in its Gettysburg Division, operating under the fictitious name Gettysburg Railway ("GR"), comprising rail line segments located in Adams and Cumberland Counties, Pennsylvania, the rail freight transportation business which Seller conducts on these rail line segments, and certain other rights, obligations and assets as specified in this Agreement; and

         WHEREAS, Buyer desires to purchase, pursuant to the terms and conditions set forth in this Agreement, the Gettysburg Division assets including the rail line segments, the rail freight transportation business which Seller conducts thereon, and certain other assets, rights and obligations as specified in this Agreement.

         NOW THEREFORE, Buyer and Seller agree as follows:

         1. DESCRIPTION OF BUSINESS SOLD.

            (a) Seller shall convey to Buyer, by a Quitclaim Deed delivered to Buyer on the date of Funding (as hereinafter defined), all of Seller' s interest in the Gettysburg Division rail line segments located in Adams and Cumberland Counties, Pennsylvania, including those segments formerly known as USRA Line 912, extending from and between Mt. Holly Springs, Pennsylvania

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at Milepost 7.84, and Gettysburg, Pennsylvania at Milepost 31.20 and a certain outparcel located near Mt. Holly Springs and the Conrail interchange.

         The rail line segments being sold, including Seller's related rail corridor real property interests being conveyed, are described specifically in Attachment 1 to the Quitclaim Deed, set forth in Exhibit A attached hereto, and together with Seller's leasehold and other interests are referenced hereinafter as "Rail Lines". The conveyance shall include all fee interests, easements, rights of way, leases, minerals and water rights over, under, across, and attributable to the real property interests, including that certain Deed of Easement to the CSX interchange and engine house property originally granted by easement from Gettysburg College to Gettysburg Railroad Company ("GRC") and then granted by GRC to Seller.

            (b) Seller's conveyance to Buyer shall also include all buildings, facilities, fixtures, and leasehold and other improvements located on or appurtenant to the Rail Lines.

            (c) Seller shall convey to Buyer, by delivering to Buyer on the date of Funding a Bill of Sale in the form set forth in Exhibit "B" attached hereto, all of Seller's interest in all rail, ties, spikes, tie plates, rail anchors, bridges, culverts, signaling equipment, and other supporting structures, ballast, track materials, and supplies that are not improvements that constitute the Rail Lines, but which then are present on the real property comprising the Rail Lines, and Seller shall leave behind all uninstalled rail and other track material (collectively, the "Track").

            (d) Seller's conveyance to Buyer by Bill of Sale shall also include equipment, small tools and inventory located in the Engine House, office equipment, maintenance equipment on wheels and radios, furniture, and furnishings located in the Gettysburg Railway office, and other tangible personal property listed on Exhibit "C", with only such additions and deletions as may occur in the

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ordinary and necessary conduct of the rail operations between the date hereof and the Funding Date in connection with the replacement of any such items (all items described in this provision being collectively referred to as the "Tangible Personal Property").

            (e) Seller hereby assigns to Buyer, as of the Effective Date, subject to all terms and conditions set forth in this Agreement, the following:

                (i) all leases of real and personal property utilized in the railroad operations, or otherwise, as listed in Exhibit "D" (the "Leases"); and Buyer shall hereafter become responsible for, and assume the Seller's obligations under, such Leases, except that Seller shall retain the rights to acquire a certain crane from Blairsville Eastern Incorporated or Sloan Cornell and the Seller shall retain the sole responsibility to pay the purchase price associated with the crane;

                (ii) all agreements relating to railroad operations including, without limitation, all operating agreements, interchange agreements, freight transportation contracts, licenses, other contracts, commitments and understandings with governmental agencies, rail car leases, and customers, including those agreements listed on Exhibit "D" (collectively, the "Contracts"), and specifically including assignment of that certain trackage rights agreement by and between DVRC and Conrail accessing the Conrail interchange at Mt. Holly Springs, and that certain Option to Purchase the stock shares of Gettysburg Passenger Service, Inc., a Pennsylvania corporation ("GPS"), GPS being the tenant pursuant to a certain station house lease with Gettysburg College. Buyer hereby accepts the assignment of all such rights and obligations in accordance with their terms and the terms of this Agreement, and Buyer shall hereafter become responsible for, and assume the Seller's obligations under, such contracts; and

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                (iii) all of Seller's trackage rights authority to operate over and across any lines connecting to or interchanging with the Rail Lines, if any ("Trackage Rights").

         If any Lease or Contract pertains to the Rail Lines and inadvertently is not identified in Exhibit "D", Seller promptly shall provide to Buyer a copy of any such Lease or Contract immediately upon locating it. It is the intent of both Seller and Buyer that all assignments related to the Rail Lines shall be effective as of the Funding Date.

            (f) Seller hereby assigns to Buyer, as of the Funding Date, the following:

                (i) all customer lists, technical information and data, machinery and equipment warranties and service contracts, permits, licenses, authorizations and regulatory approvals, and all other files and relating to the operations of the Rail Lines, including the rights to the fictitious name "Gettysburg Railway" (collectively, the "Intangible Personal Property"); and

                (ii) all existing property records, tax and assessment records, valuation maps, data and information related to railroad operations, including, without limitation, inventory records, vendor lists, customer lists and records (the "Records").

            (g) Seller hereby assigns to Buyer and Buyer assumes responsibility, as of the Funding Date, for the following (collectively, the "Cornell Contracts"):

                (i) That certain Employment Contract between James Cornell and Seller, dated November 15, 1996; and

                (ii) that certain Contract between James Cornell, Seller, GPS and GSRT dated September 27, 1996.

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            (h) The Rail Lines, Track, Leases, Contracts, Trackage Rights,
Tangible Personal Property, Intangible Personal Property, Records, and Cornell Contracts are sometimes hereinafter collectively referred to as the "Gettysburg Assets."

         2. CONSIDERATION FOR THE SALE.

            (a) Purchase Price. The purchase price to be paid by Buyer for the Rail Lines and other rights and interests to be sold by the Seller hereunder shall be One Million Four Hundred Fifty Thousand and NO/100 Dollars ($1,450,000.00). The purchase price shall not include the acquisition of any locomotives or rolling stock operated on the Rail Lines.

            (b) Terms of Payment. The Purchase Price of $1,450,000.00 shall be paid by delivery to Seller of a promissory note from the Buyer, with scheduled maturity by or before December 31, 1997, as per subparagraph (c) below.

            (c) Short Term Note and Stock Pledge. Seller shall accept from Buyer a Promissory Note ("Short Term Note") in the full amount of the Purchase Price intended to provide bridge loan financing to Buyer. This Short Term Note shall accrue interest at the rate of eight and one-half percent (8.50%) per annum. Principal and interest shall be payable in a single, balloon payment due by or before the December 31, 1997 maturity date. In the event that Buyer has a binding commitment for its permanent take-out financing and is in the final stages of closing on that financing, then Buyer shall have a grace period of up to twenty (20) days from the maturity date to complete payment of the Short Term Note.

         In the event that Buyer assigns its rights under this Agreement, and closes in the name of a subsidiary or affiliate, this Short Term Note shall be given by such assignee but guaranteed by Buyer. The Short Term Note shall be secured by a collateral assignment and possessory pledge of all of the

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issued and outstanding stock of the assignee corporation, or of Buyer if no assignment is made. The possessory pledge shall be accomplished by delivery of signed stock powers as to all of the outstanding stock of the Buyer Corporation, into an escrow to be held by Seller's attorney. Buyer shall pay all its costs associated with the preparation and delivery of this Short Term Note and the stock pledge, including any transfer taxes associated with same.

         Buyer acknowledges and recognizes that its purchase of the Gettysburg Division Assets will initially be subject and subordinate to the existing mortgage and blanket liens in favor of National Bank of Canada ("NBC"). The NBC mortgage and liens shall remain in place until such time as Buyer arranges its permanent, take-out financing by or before the December 31, 1997 maturity date, at which time Buyer shall repay the Short Term Note, in full, and Seller shall deliver releases of the NBC mortgage and liens at Seller's expense. The Buyer's repayment of the Short Term Note shall include at least $1,160,000 of principal repayment in the form of cash and a sum not to exceed $290,000 by delivery of Buyer's longer term promissory note, described in subparagraph (d) below.

            (d) Purchase Money Note and Mortgage. In order to effect the above-referenced take-out financing arrangement by or before December 31, 1997, Seller shall accept a Promissory Note ("Purchase Money Note") from Buyer in a principal amount to be agreed upon by the parties, but not to exceed Two Hundred Ninety Thousand Dollars ($290,000.00). This Purchase Money Note shall bear interest at the rate of eight and one-half percent (8.5%) per annum for a term of five (5) years. Principal and accrued interest shall be amortized over a twenty (20) year schedule and paid in fifty-nine (59) equal monthly installments with a single, balloon payment of all outstanding principal and accrued interest due in full upon the fifth (5th) anniversary date of the Purchase Money Note. Said Purchase Money Note shall be guaranteed by Delaware Transportation Group, Inc. and secured

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by a first-priority mortgage lien (the "Purchase Money Mortgage") on all of the
Buyer's real property, including all Rail Line segments, rail corridors, the CSX interchange and engine house grants of easement, aforesaid, and all outparcels but excluding Track, in form and substance acceptable to the Seller. Seller's security shall also include a collateral assignment of all real property leases and collateral assignment of that certain Option to purchase the stock shares of Gettysburg Passenger Service, Inc., a Pennsylvania corporation ("GPS"). Buyer shall pay all costs associated with the preparation, delivery and recording of the mortgage and the collateral assignment documents, including any transfer or recording taxes associated with same.

         Seller agrees that Buyer may convey the Rail Lines to its affiliate, Pennsylvania Land Company, LLC, a Delaware limited liability company after repayment of the Short Term Note and subject to the lien of the Purchase Money Mortgage, without release to Buyer.

         3. DUE DILIGENCE.

         The sale contemplated by this Agreement is subject to a Buyer's due diligence period which shall be completed, and shall expire, as of September 30, 1997. Buyer may terminate this transaction at any time by or before September 30th with no further obligation.

         4. SURFACE TRANSPORTATION BOARD APPROVAL.

         Buyer represents that Buyer is not a "carrier" within the meaning of 49 U.S.C. Section 10102(5). Promptly, so as to not cause any delay in the Funding Date, Buyer, at its sole expense, shall prepare and file such documents as may be required to secure approval or exemption from approval by the Surface Transportation Board ("STB") of Buyer's purchase from Seller. Buyer shall permit Seller to review prior to filing all documents proposed by Buyer to be filed with the STB, or any court, to secure legal approval or exemption of this transaction.

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         5. REPRESENTATIONS AND WARRANTIES.

            (a) Seller hereby represents and warrants to Buyer, and Buyer's successors and assignees, the following facts, as of the date of this Agreement and as of the date of Funding:

                (i) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in the State of Pennsylvania under the fictitious name "Gettysburg Railway";

                (ii) Seller has the corporate power and authority to enter into this Agreement and carry out its obligations under this Agreement;

                (iii) Except as disclosed in Section 18 hereof, which approval shall be obtained before Funding, the execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary corporate actions of Seller, and no further corporate proceedings of Seller are required to complete the transactions covered by this Agreement;

                (iv) All of Seller's obligations set forth in this Agreement constitute legal, valid and binding obligations of Seller which are enforceable against Seller in accordance with their terms, except to the extent enforcement may be limited by bankruptcy, insolvency or reorganization law;

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                (v)     There is no provision in the Certificate of
                        Incorporation or By-Laws of Seller which prohibits the execution of this Agreement or consummation of the transactions covered by this Agreement;

                (vi) The negotiations related to this Agreement have been handled by Seller on its own behalf, without intervention of any agent or other person, so that no party has a valid claim on this basis for any finder's fee, brokerage commission, or other similar payment in connection with any of the transactions included in this Agreement;

                (vii) Seller has duly filed with the appropriate agencies of the United States, the State of Pennsylvania, the State of Delaware, and appropriate local governments or political subdivisions within that State, all tax returns and reports required to be filed and has paid all taxes required thereunder;

                (viii) To Seller's knowledge, except for existing arbitration awards or lawsuits, there is no pending or threatened litigation or arbitration proceeding, or administrative proceeding or investigation, against or affecting the properties or assets comprising the Rail Lines, or Seller's rights to conduct rail freight transportation operations over the Rail Lines as Seller conducts those operations on the date of this Agreement, the result of which forseeably would materially adversely affect Buyer's ability to conduct rail freight transportation operations over the Rail Lines following the date of Funding;

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                (ix)    Seller has received no written notice of any pending or
                        threatened civil, criminal, or administrative actions with respect to any hazardous or toxic substance on or adjacent to the Rail Lines;

                (x) The financial records, data and information provided to Buyer as to the operations of the Rail Lines are accurate, and fairly reflect the information intended to be stated therein;

                (xi) The Seller has furnished to Buyer true and correct copies of the Leases and the Contracts referred to in Exhibit "D";

                (xii) The Seller has furnished, or will furnish, to Buyer a complete list of accounts payable or accounts receivable in the ordinary course of Seller's business, with regard to the Gettysburg Division operations, and will update that list through September, 1997, at Buyer's request;

                (xiii) No representation or warranty by Seller in this Agreement contains any untrue statement of a material fact, nor omits any material fact that is necessary to make any representation or warranty not materially misleading.

            (b) Buyer hereby represents and warrants to Seller, and Seller's successors and assignees, the following facts as of the date of this Agreement and as of the date of Funding:

                (i) Buyer, or its assignee, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and by the date of Funding will be qualified to do business in the State of Pennsylvania;

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                (ii)    Buyer has all requisite corporate authority to purchase
                        Seller's rights and properties which are conveyed to Buyer by this Agreement;

                (iii) The execution of this Agreement and consummation of the transactions which are a part of this Agreement have been duly authorized and approved by all necessary corporate actions by Buyer, and immediately upon execution of this Agreement by Buyer's authorized representative, all of Buyer's obligations set forth in or referenced in this Agreement shall constitute legal, valid and binding obligations of Buyer, or Buyer's successors or assignees, which obligations are enforceable against Buyer in accordance with their terms against Buyer or Buyer's successors or assignees;

                (iv) There is no provision in the Articles of incorporation or By-Laws of Buyer which prohibits the execution of this Agreement or consummation of the transactions covered by this Agreement;

                (v) The negotiations related to this Agreement have been handled by Buyer on its own behalf, without intervention of any agent or party, and in such manner as not to give rise to any valid claim by any party for any finder's fee, brokerage commission, or other similar payment in connection with any of the transactions included in this Agreement;

                (vi) No representation or warranty by Buyer in this Agreement contains any untrue statement of a material fact, nor omits any material fact

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                        that is necessary to make any representation or warranty
                        not materially misleading.

         6. LIABILITY AND INDEMNITY.

            (a) Cooperation in Defense. Buyer and Seller agree that, for one (1) year following the date of Funding, they will cooperate as necessary in defense of any claim, demand, investigation or litigation arising out of Seller's or Buyer's ownership or operation of the Rail Line.

            (b) Definition of Losses. In this Agreement, the term "Losses" shall include all costs, expenses, fees or liabilities of, or in any way related to:
(i) any violation of law or regulation, (ii) any damage to property, the environment or natural resources, (iii) any bodily injury or death of any person, or (iv) the breach of any contract, including this Agreement to the extent set forth in this Agreement. "Losses" shall include, but not be limited to, all costs of claims, activities in response to enforcement, costs of investigation and remediation, damages, judgments, awards, orders, decrees, payments, fines, penalties, assessments, court costs, and attorney, consultant and expert witness fees, and shall include cost recovery or contribution claims made pursuant to CERCLA or similar federal or state laws.

            (c) General Liability and Indemnity.

                (i) Seller's General Liability and Indemnity. Except as provided in Subparagraph (d) of this Section (environmental liability), Seller shall be responsible for, and shall indemnify, defend and hold harmless Buyer fully against, all Losses, which: (A) arise out of Seller's ownership or operation of the Rail Lines on or prior to the date of Funding; or (B) result from any breach by Seller of any of its

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                        representations and warranties set forth in Sections
                        5(a) and 9 of this Agreement, or any failure by Seller to perform any of its obligations under this Agreement; or (C) arise out of Seller's failure to obtain release of the NBC mortgage and blanket liens at such time as Buyer has repaid the Short Term Note in full as per
                        Section 2(c) hereof.

                (ii) Buyer's General Liability and Indemnity. Except as provided in Subparagraph (d) of this Section (environmental liability), and further except for Losses resulting from one or more of Seller's representations or warranties set forth in this Agreement containing any untrue or materially misleading statement of a material fact, or omitting any material fact that is necessary to prevent that representation or warranty from being materially misleading, Buyer shall be responsible for, and shall indemnify, defend and hold harmless Seller fully against, regardless of any negligence or alleged negligence of Seller, all Losses which: (A) arise out of Buyer's ownership or operation of the Rail Lines after 12:01 a.m. on the day following the date of Funding; or
                        (B) result from any breach by Buyer of any of its representations or warranties set forth in Section 5(b) of this Agreement, or any failure by Buyer to perform any of its obligations under this Agreement.

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            (d) Environmental Liability and Indemnity.

                (i) Buyer's Acknowledgments with Respect to the Rail Lines. Buyer acknowledges that Seller has provided Buyer with full access to inspect the Rail Lines. Buyer further acknowledges that Seller makes only those representations and warranties to Buyer concerning the existence of any hazardous or toxic substances on or near the Rail Lines, or compliance of the Rail Lines with any statutes, ordinances, rules, regulations, orders or decisions with regard to hazardous or toxic substances on or near the Rail Lines, which are expressly set forth in Section 5(a)(ix) of this Agreement.

                (ii) Seller's Environmental Liability and Indemnity. Notwithstanding any other liability or indemnification provision in this Agreement, Seller shall be responsible for, and shall indemnify, defend and hold harmless Buyer (including its successors and assignees) fully against, Losses incurred due to any claim, demand or litigation, to the extent it is based on any violation or requirement of any applicable environmental statute, ordinance, rule, regulation, order or decision, and the Losses arise from: (A) any chemical material or substance that is now, or at the time in question is, regulated or governed by any law, the release of which creates any liability under any applicable law; or (B) any other material which, when released, would cause significant ecological damage (items described by (A) or (B) above are

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                        referenced hereinafter as "Hazardous Materials") located
                        on, under or near the Rail Lines, where such Losses:

                        I. Were caused by one or more acts of Seller that occurred on or prior to the date of Funding;

                        II. result from any written claim made by a party other than Buyer or one of Buyer's affiliates ("Claims") that is delivered to Seller within one (1) year following the date of Funding; and

                        III.    exceed $10,000 in the aggregate in any year.

                (iii) Buyer's Environmental Liability and Indemnity. As part of the consideration for this Agreement, and notwithstanding any other liability or indemnification provision in this Agreement, Buyer shall be responsible for, and shall indemnify, defend, and hold harmless Seller fully against, regardless of any negligence or alleged negligence of Seller, Losses incurred due to any claim, demand or litigation, to the extent it is based on any violation or requirement of any applicable environmental statute, ordinance, rule, regulation, order or decision, and the Losses arise from any Hazardous Materials located on, under or near the Rail Lines, where such Losses either:

                        I. were not caused by one or more acts of Seller, or Seller's predecessor in title, regardless of when the act or omission giving rise to the Claim occurred;



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                        II.     regardless of cause, do not result from a Claim
                                delivered to Seller within one (1) year of the date of Funding; or

                        III. were caused by Seller and result from a Claim delivered to Seller within one (1) year of Funding, but only up to $10,000 in the aggregate in any year.

                (iv) Buyer to Comply with Hazardous Materials Laws. Buyer agrees to comply with all federal, state and local laws, regulations and rules concerning handling and disposal of Hazardous Materials.

            (e) Other Liabilities and Indemnities. In addition to the foregoing allocations of liabilities and indemnity as set forth in this Section, Seller and Buyer agree that Seller and RailAmerica shall indemnify, defend and hold harmless Buyer and John Marino, individually, against any claims, attorneys' fees or expenses arising out of any arbitration awards or orders entered against Seller or RailAmerica, Inc., or any lawsuits filed or judgments obtained against Seller or RailAmerica, Inc.

         7. OBLIGATIONS ARE CONTINUING.

         The representations, warranties and obligations of Buyer and Seller in this Agreement are continuing and survive the Funding, and delivery of the Quitclaim Deed. Terms of continuing obligations in this Agreement are subject to amendment only by a written contract signed by both Buyer and Seller, or their respective successors or assignees.

         8. INSPECTION AND CONDITION OF RAIL LINE.

            (a) As of the Funding Date, Buyer acknowledges that Buyer has inspected the Rail Line, including all improvements and structures on the Rail Line. Buyer further acknowledges that

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(i) except as set forth in Paragraph 5(a)(ix) of this Agreement, no representation has been made by Seller to Buyer concerning the state or condition of the Rail Line or the other Gettysburg Division Assets, or the age of any improvements on the Rail Line; (ii) Buyer has not relied upon any statement or declaration of Seller, oral or in writing, as an inducement to entering into this Agreement, other than as stated in this Agreement; and (iii) the sole consideration for execution of this Agreement by Buyer is set forth in this Agreement.

            (b) SELLER HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE RAIL LINE OR THE OTHER GETTYSBURG DIVISION ASSETS, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE RAIL LINE, OR THE CONFORMITY OF THE RAIL LINE TO ITS INTENDED USES. SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN
TORT) WITH RESPECT TO THE DESIGN, CONDITION, QUALITY, SAFETY, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSES, OF THE RAIL LINE OR THE OTHER GETTYSBURG DIVISION ASSETS, OR THE CONFORMITY OF THE RAIL LINE OR THE OTHER GETTYSBURG DIVISION ASSETS, TO ITS INTENDED USES. SELLER OFFERS, AND BUYER ACCEPTS, THE RAIL LINE IN "AS IS, WHERE IS" AND "WITH ALL FAULTS" CONDITION, AND SUBJECT TO ALL LIMITATIONS ON SELLER'S RIGHTS, INTEREST, AND TITLE TO THE PROPERTY COMPRISING THE RAIL LINE.

         9. LIENS AND ENCUMBRANCES.

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

         Seller represents, warrants and covenants that, except as set forth in
Section 2 hereof, the Rail Lines are, or will be, free and clear of all mortgages and other liens as of Funding. The only encumbrances presently affecting the Rail Lines of which Seller is aware are described in the agreements identified in Exhibit "D", attached hereto, and may encumber the Rail Lines on the terms and conditions set forth in those agreements.

         10. FUNDING DATE.

            (a) The funding of this transaction shall occur at a time mutually convenient to the parties but no later than Friday, October 31, 1997, at the corporate offices of Seller in Boca Raton, Florida ("Funding"). For all other purposes hereunder, including calculation of the additional purchase price, closing shall be considered effective as of September 30, 1997.

            (b) At Funding, Seller shall deliver to Buyer the following documents:

                (i) A sufficient number of original counterparts of an executed Quitclaim Deed to the Rail Lines, in exact form as the Quitclaim Deed attached hereto as Exhibit "A", to enable Buyer to file an original Quitclaim Deed in each of Adams and Cumberland Counties, Pennsylvania;

                (ii) An executed Bill of Sale in the form of the Bill of Sale attached hereto as Exhibit "B";

                (iii) A copy of Seller's Articles of Incorporation and By-Laws; and

                (iv) An opinion of counsel for Seller to Buyer with respect to those items represented by Seller to Buyer in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), and
                        5(a)(v) of this Agreement.

            (c) At Funding, Buyer shall deliver to Seller:

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



                (i)     A copy of Buyer's Articles of Incorporation and By-Laws;

                (ii) An opinion of counsel for Buyer to Seller with respect to those items represented by Buyer to Seller in Paragraphs 5(b)(i), 5(b)(ii), 5(b)(iii), and 5(b)(iv) of this Agreement.

         11. PRORATION AND EXPENSES.

         Real estate taxes, prepaid rentals, utilities, and other income or fees attributable to the Rail Line interests transferred to Buyer under the terms of this Agreement, shall be prorated between Seller and Buyer in such manner as to allocate to Seller all income, taxes and expenses attributable to the Rail Lines as of the Effective Date, and to allocate to Buyer all income, taxes and expenses attributable to the Rail Lines after the Effective Date. To the extent practicable, the balance of the Purchase Price paid by Buyer to Seller at Funding shall be adjusted based upon this proration. To the extent that this proration cannot be computed or completed as of Funding, settlement upon the remaining prorated items shall be paid, in full, no later than sixty (60) days following the date of Funding.

         Buyer shall bear the expense of any real estate transfer taxes, excise taxes, sales taxes, and recording fees attributable to the sale and conveyance of the Rail Lines, and the real and personal property, governed by this Agreement. Each party shall pay its own professional fees and expenses of document preparation.

         12. TRANSFER OF OPERATIONS.

         All rail operations on the Rail Lines shall be transferred from Seller to Buyer at 12:01 a.m. on the day following the Funding Date and all prorations shall be determined based upon the Funding

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



Date. Except with the prior written consent of Buyer, the Seller shall conduct all rail operations in the ordinary course of business between the Effective Date and the Funding Date.

         13. ASSIGNMENT OF FREIGHT TRANSPORTATION CONTRACTS.

         As of Effective Date, Seller hereby assigns to the Buyer all of the following freight transportation contracts: (a) those freight transportation contracts that apply to traffic moving to or from facilities on or along the Rail Lines; and (b) those freight transportation contracts with or involving shippers or receivers that have facilities on or along the Rail Lines and which would apply to one or more shipments to or from a facility on or along the Rail Lines.

         14. APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         15. NOTICES.

         All notices and other communications under this Agreement shall be in writing and deemed properly served if delivered by hand to the party addressed or, if mailed, when received by the United States Postal Service in registered or certified mail, postage prepaid, or, if sent by a national overnight service, when received by the carrier service in a prepaid mailer, return receipt requested, addressed as follows:

         Buyer:            Delaware Transportation Group, Inc.
                           Attn: Mr. John H. Marino, President
                           4343-B Ridgewood Center Drive
                           Woodbridge, Virginia 22192

with a copy to:            Jeffrey T. Twardy, Esquire
                           Jeffrey T. Twardy, P.C.
                           7369 McWhorter Place, Suite 411
                           Annandale, Virginia 22003


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



         Seller:           Delaware Valley Railway Company, Inc.
                           c/o Rail America, Inc.
                           Attn: Mr. Gary O. Marino, CEO
                           301 Yamato Road, Suite 1190
                           Boca Raton, Florida 33431

with a copy to:            Mr. Jack Conser
                           Rail America, Inc.
                           301 Yamato Road, Suite 1190
                           Boca Raton, Florida 33431

         and               Scott G. Williams, Esquire
                           Shutts & Bowen
                           250 South Australian Avenue, Suite 500
                           West Palm Beach, Florida 33401

Either party hereto may change its address or addressee to which notices are to be given by providing written notice of the change to the other party.

         16. CONFIDENTIALITY.

         Except to the extent that the terms of this Agreement are required to be disclosed by the STB or the State regulatory agency, by order of any court of competent jurisdiction or any governmental agency, or by parties involved in financing this purchase, each party to this Agreement shall not disclose the contents of this Agreement to any other party, without the prior written consent of the other party to this Agreement. The parties agree to a joint press release acknowledging this transaction at Funding.

         17. ENTIRE AGREEMENT; INTEGRATION OF AGREEMENT.

         This document, together with all Exhibits attached hereto, constitutes the entire agreement between Buyer and Seller relating to this transaction. Any other prior or contemporaneous agreements, understandings, representations or statements, whether oral or written, relating to this transaction are merged herein. The headings and titles to provisions in this Agreement are for

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



convenience only, and shall not be deemed to modify or affect the rights or duties of Buyer or Seller. All rights and obligations of Buyer and Seller set forth in this Agreement, or in any Exhibit attached hereto, are integral parts of this Agreement. The consideration inducing Buyer and Seller to enter into this Agreement includes all of the commitments by Buyer to Seller, and by Seller to Buyer, as set forth in this Agreement, including terms set forth in the Exhibits attached hereto.

         18. APPROVAL BY SELLER'S BOARD.

         The Seller's obligations under this Agreement have been approved by the Seller's Board of Directors subject to, and conditioned upon, review and ratification of this Agreement by the Board's designee. In the event that the Board's designee does not approve of the final Agreement, either party may elect to terminate this Agreement and all deposits shall be refunded, in full, to the Buyer. Thereafter, Seller and Buyer shall be released as to any further obligations to each other hereunder.

         19. ATTORNEYS' FEES AND COSTS. In the event of any litigation or arbitration of disputes between the parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys' fees, including attorneys' fees in all investigations, trials, bankruptcies, arbitration proceedings and appeals.

         20. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision in it.

         21. SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors, assigns and personal representatives.

         22. CONSTRUCTION. This Agreement shall not be construed against either party regardless of who is responsible for its drafting.

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



         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

         24. TRANSITIONAL EMPLOYEES

         Seller's employee, Al Sauer, shall assist Buyer during transition, on a half-time basis, for up to sixty (60) days after Funding, with Buyer being responsible for one-half (50%) of his current actual compensation. At the end of such sixty (60) day transitional period, Buyer shall have the option to employ Al Sauer either full-time or part-time, at Buyer's cost and subject to negotiation of appropriate arrangements with Al Sauer. To the extent utilized by Seller, Seller shall reimburse Buyer for a pro-rata share of the Administrative Assistant's costs after Funding, such Administrative Assistant to be employed by Buyer at Buyer's Gettysburg, Pennsylvania offices.

         25. DEFAULT.

         If the Buyer refuses or fails to close this Agreement within the time specified, Seller may seek specific performance of Buyer's obligations hereunder. If, for any reason other than failure of Seller to render its title marketable after diligent effort, the Seller refuses or fails to close this Agreement, the Buyer may seek specific performance, whereupon all parties shall be relieved of all obligations under the Agreement. In the event that either party fails, neglects, or refuses to perform its post-closing obligations under the Agreement, the other party may, at its option, seek specific performance or elect to pursue an action for damages resulting from the defaulting party's breach.

         26. CROSS-DEFAULT.

         The parties hereto acknowledge that their obligations to close this transaction are contingent upon the simultaneous closing on the stock and asset sale and purchase transaction involving

RailAmerica, Inc. and Buyer and pertaining to the stock shares of Gettysburg Scenic Rail Tours ("GST"), equipment, rolling stock and the locomotives (as defined therein), and other assets. A default by Buyer in its contract with RailAmerica, Inc. shall be deemed a default by Buyer hereunder. Likewise, a default by RailAmerica, Inc. in this same transaction shall be deemed a default by Seller hereunder.

         27. DISPUTE RESOLUTION. The parties hereto agree to resolve any disputes regarding this agreement, by binding arbitration, in Florida, under the rules of the American Arbitration Association, then in effect, upon written notice form one party to another. Each party shall be responsible for its appropriate share of any costs of such arbitration.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Witnesses as to Buyer:                         BUYER:


____________________________________           DELAWARE TRANSPORTATION GROUP,
                                               INC., a Delaware corporation
____________________________________
Print Name


/s/ Wendy Lynn Beninda                            /s/ John H. Marino
____________________________________          By: ______________________________
Wendy Lynn Beninda                                JOHN H. MARINO, President

Witnesses as to Seller:                        SELLER:

/s/ Gary O. Marino
____________________________________           DELAWARE VALLEY RAILWAY COMPANY,
Gary O. Marino                                 INC., a Delaware corporation
____________________________________
Print Name


____________________________________          By:/s/ Donald D. Redfearn
                                                 ______________________________
                                                 DONALD D. REDFEARN,
____________________________________             Executive Vice President
Print Name


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